Exhibit 99.7

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D/A filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the class A exchangeable subordinate voting shares, no par value of Brookfield Infrastructure Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

November 22, 2021	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Senior Vice President

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Secretary

BIPC HOLDING LP, by its general partner BIPC GP HOLDINGS INC.

	By:	/s/ Albert Lin
		Name:	Albert Lin
		Title:	Secretary

BIPC GP HOLDINGS INC.

	By:	/s/ Albert Lin
		Name:	Albert Lin
		Title:	Secretary

BIG HOLDINGS L.P., by its general partner BROOKFIELD INFRASTRUCTURE GROUP LIMITED

By:	/s/ Albert Lin
	Name:	Albert Lin
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE GROUP LIMITED

By:	/s/ Albert Lin
	Name:	Albert Lin
	Title:	Secretary

BAM INFRASTRUCTURE GROUP L.P., by its general partner BAM LIMITED

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Vice President and Secretary

BAM LIMITED

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Vice President and Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE GROUP BERMUDA LIMITED

By:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary